Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

In connection with the accompanying Quarterly Report of Cypress Bioscience, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2005 (the “Report”), I, Jay D. Kranzler, Chief Executive Officer of the Company, and I, Sabrina Martucci Johnson, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    November 9, 2005

/s/ JAY D. KRANZLER	/s/ SABRINA MARTUCCI JOHNSON
Chief Executive Officer	Chief Financial Officer